UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 12, 2016

TARGA RESOURCES CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-34991	20-3701075
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

1000 Louisiana, Suite 4300

Houston, Texas 77002

(Address of principal executive office) (Zip Code)

(713) 584-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective January 12, 2016, the board of directors (the “Board”) of Targa Resources Corp. (the “Company”) approved the First Amendment (the “First Amendment”) to the Amended and Restated Bylaws of the Company (as amended and restated, the “Bylaws”). The First Amendment amends and restates Section 2.9 of the Bylaws to (a) revise the voting standards for director elections from a plurality vote standard for all director elections to (i) a majority vote standard for elections other than “Contested Elections” (as defined in the First Amendment) or (ii) a plurality vote standard for Contested Elections, as applicable; and (b) adopt a director resignation policy such that, in order for any incumbent director to become a nominee of the Board for further service on the Board, such person must submit an irrevocable resignation, contingent on (i) that person not receiving a majority of the votes cast in an election that is not a Contested Election and (ii) acceptance of that proffered resignation by the Board.

The foregoing description of the terms of the First Amendment does not purport to be complete and is subject to, and qualified in its entirety by reference to, the First Amendment, which is filed herewith as Exhibit 3.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

3.1	First Amendment to the Amended and Restated Bylaws of Targa Resources Corp., dated as of January 12, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TARGA RESOURCES CORP.

Date: January 15, 2016	By:	/s/ Matthew J. Meloy
Matthew J. Meloy
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description

3.1	First Amendment to the Amended and Restated Bylaws of Targa Resources Corp., dated as of January 12, 2016.

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